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                                                                    EXHIBIT 3.32

                            CERTIFICATE OF FORMATION

                       Pursuant to 6 Del. C. Section 18-201

         (1)      The name of the limited liability company:

                               COLUMBIA ENERGY LLC

         (2) The address of the registered office and the name and address of the registered agent:

                                     Corporation Service Company
                                     1013 Centre Road
                                     Wilmington, Delaware 19805

                                           /s/ Ann M. Spitler
                                           -------------------------------------
                                           Signature of Organizer:

                                           Name and Address of Organizer:

                                           Ann M. Spitler
                                           30 South Wacker Drive
                                           Chicago, Illinois 60606

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/11/2000
                                                          001349593 - 3257686